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                                                                  Exhibit 3 (iv)

April 28, 2003

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus Supplement contained in Post-Effective Amendment No. 20 to the Registration Statement on Form S-6 for Life Plus, issued through New England Variable Life Separate Account (File No. 333-19540).


                                                      Very truly yours,

                                                      /s/ Anne M. Goggin

                                                      Anne M. Goggin
                                                      Senior Vice President and
                                                      General Counsel